WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Kandi Technologies, Corp. and Subsidiaries

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated March 17, 2008, relating to the consolidated financial statements of Kandi Technologies, Corp. (formerly Stone Mountain Resources, Inc.) and Subsidiaries as of and for the years ended December 31, 2007 and 2006, which also appears in the Kandi Technologies, Corp. Annual Report on Form 10-K, for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the "Commission") on March 31, 2008, as amended on Form 10-K/A, filed with the Commission on May 8, 2008, and as further amended on Form 10-K/A filed with the Commission on October 6, 2008.

Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
January 6, 2009

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717